UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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Filed by a Party other than the Registrant   ☐

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☐	Soliciting Material Pursuant to §240.14a-12

SiTime Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SITIME CORPORATION
5451 Patrick Henry Drive
Santa Clara, California 95054
(408) 328-4400

Dear Stockholder:

You are cordially invited to attend our 2021 Annual Meeting of Stockholders (the “Annual Meeting”).  The Annual Meeting will be held at 10:00 a.m., Pacific Time, on Wednesday, June 2, 2021 and will be a completely virtual meeting of stockholders.

Due to the public health impact of the coronavirus outbreak (“COVID-19”) and to support the health and well-being of our stockholders and employees, the Annual Meeting will be held in a virtual meeting format only. In addition, we believe that the virtual meeting format will expand stockholder access and participation and improve communications.

You will be able to attend the Annual Meeting, vote and submit your questions during the meeting only via live webcast by visiting www.meetingcenter.io/234434892. The meeting password is SITM2021. To participate in the meeting, you must have your control number that is shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card if you elected to receive proxy materials by mail. You will not be able to attend the meeting in person.

The notice of the Annual Meeting (the “Notice of Annual Meeting”) and the Proxy Statement have been made part of this invitation.

Details regarding logging onto and attending the meeting over the website and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement, as well as in the Notice.  Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting.  After reading the Proxy Statement, even if you intend to attend the Annual Meeting, we ask that you please promptly vote via the Internet or by telephone, or if you receive a paper proxy card, please promptly submit your proxy by dating, signing, and returning the enclosed proxy card in the enclosed postage-prepaid envelope, to ensure that your votes are counted.  If you vote via the Internet, vote by telephone, or submit your proxy card, you can still attend the Annual Meeting virtually. Please review the instructions on each of your voting options described in the accompanying Proxy Statement and Notice.

The Board and management of SiTime Corporation look forward to your attendance at the Annual Meeting.

By:	/s/ Rajesh Vashist
Rajesh Vashist
Chairman, President and Chief Executive Officer

April 20, 2021

SITIME CORPORATION

5451 Patrick Henry Drive

Santa Clara, California 95054

(408) 328-4400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 2, 2021

To Our Stockholders:

SiTime Corporation will hold its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) at 10:00 a.m., Pacific Time, on Wednesday, June 2, 2021 and it will be a completely virtual meeting of stockholders via live webcast at: www.meetingcenter.io/234434892. We are holding the Annual Meeting:

•

to elect three Class II directors, Edward H. Frank, Christine A. Heckart and Tom D. Yiu, to serve until the 2024 annual meeting of stockholders or until their respective successors are duly elected and qualified;

•	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Due to the public health impact of the coronavirus outbreak (“COVID-19”) and to support the health and well-being of our stockholders and employees, the Annual Meeting will be held via live webcast only. In addition, we believe that the virtual meeting format will expand stockholder access and participation and improve communications. However, we have not decided if we will use a virtual meeting only format for future meetings.

You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: www.meetingcenter.io/234434892. The password for the meeting is SITM2021. To participate in the meeting, you must have your control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. Further information about how to attend the Annual Meeting online, vote your shares online during the meeting, and submit questions online during the meeting is included in the Proxy Statement.

Only stockholders of record at the close of business on April 8, 2021 are entitled to notice of, and to vote while attending the Annual Meeting on the Internet. For 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination for any purpose germane to the Annual Meeting during normal business hours at the Secretary’s office at 5451 Patrick Henry Drive, Santa Clara, California 95054.  Due to COVID-19 please email us at investor.relations@sitime.com to arrange a time to review. In addition, the list of stockholders entitled to vote at the Annual Meeting will be available to be accessed at the Annual Meeting.  Instructions on how to do so will be given at the Annual Meeting.

You are cordially invited to attend the Annual Meeting live via the Internet. It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the Annual Meeting live via the Internet, we hope that you will promptly vote and submit your proxy by dating, signing, and returning the enclosed proxy card if you receive a paper proxy card, or vote via the Internet or by telephone.  This will not limit your rights to attend or vote during the Annual Meeting.  Please note, however, that if your shares are held of record by a broker, bank, or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By the Order of the Board of Directors,
/s/ Vincent Pangrazio
Vincent Pangrazio
Secretary

Santa Clara, California

April 20, 2021

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 2, 2021: our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020 are available at www.investorvote.com/SITM.

SITIME CORPORATION

5451 Patrick Henry Drive

Santa Clara, California 95054

(408) 328-4400

To Be Held June 2, 2021

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2021

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2021

This proxy statement and our Annual Report to Stockholders, which is our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at www.investorvote.com/SITM.

MEETING AGENDA

Proposal No.	Proposal	Board Vote Recommendation
1

to elect three Class II directors, Edward H. Frank, Christine A. Heckart and Tom D. Yiu, to serve until the 2024 annual meeting of stockholders or until their respective successors are duly elected and qualified.

For each SiTime director nominee

2	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	For

3	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting	For

We intend to mail the Notice of Internet Availability of Proxy Materials relating to the Annual Meeting on or about April 20, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors (the “Board”) of SiTime Corporation, a Delaware corporation, of your proxy to vote at our 2021 Annual Meeting of Stockholders and any adjournments or postponements thereof (also referred to herein as the “Annual Meeting”).  Our Annual Meeting will be held at 10:00 a.m., Pacific Time, on Wednesday, June 2, 2021 via live webcast at www.meetingcenter.io/234434892.

As used in this Proxy Statement, references to “we,” “us,” “our,” and “SiTime” refer to SiTime Corporation and our consolidated subsidiaries.  Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

Our Board is soliciting your proxy to vote at our Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting via the webcast to vote on the proposals described in the Proxy Statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may follow the instructions below to submit your proxy by telephone or through the Internet, or if you receive a paper proxy card in the mail, by completing, signing and returning the proxy card by mail.

We intend to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 20, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

Why is the Annual Meeting being held as a virtual meeting via webcast?

Due to the public health impact of the coronavirus outbreak (“COVID-19”) and to support the health and well-being of our stockholders and employees, the Annual Meeting will be a completely virtual meeting of stockholders. There will not be a physical meeting location and you will not be able to attend in person.

Will future annual meetings also be held in a virtual format?

In addition to concerns over the public health impact of COVID-19, we also believe that the virtual meeting format will expand stockholder access and participation and improve communications. However, we have not decided if we will use a virtual meeting format for future meetings.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet.  Accordingly, we have sent you a Notice because the Board is soliciting your vote at the Annual Meeting, including at any adjournments or postponements of the meeting.  All stockholders will have the ability to access the proxy materials on the website referred to in the Notice and may request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 1, 2021.  In addition, if you wish, we will send you paper copies of our proxy materials, including a proxy card.  Instructions on how to request paper copies of the proxy materials can be found in the Notice.

How can I attend the Annual Meeting?

The Annual Meeting will be a virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to vote at and participate in the Annual Meeting only if you were a stockholder of record of SiTime as of the close of business on April 8, 2021, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

To attend the Annual Meeting online and submit your questions during the meeting visit www.meetingcenter.io/234434892. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions included in the instructions that accompanied your proxy materials. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting website. There will be technicians available to assist you.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below to participate in the Annual Meeting.

The online meeting will begin promptly at 10:00 a.m., Pacific Time, on June 2, 2021. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 8, 2021 will be entitled to vote at the Annual Meeting.  On the record date, there were 18,839,738 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 8, 2021, your shares were registered directly in your name with SiTime’s transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote at www.meetingcenter.io/234434892 during the Annual Meeting, via the Internet, by mail, or by telephone as described below.  Giving a proxy will not affect your right to vote during the Annual Meeting.  Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone or on the Internet as instructed below or if you receive a paper proxy card, fill out and return the proxy mailed to you, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 8, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  Stockholders holding shares through a bank or broker should follow the instructions on the voting instruction card received from the bank or broker.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares at the meeting or ask questions unless you request and obtain a valid proxy from your broker, bank or other agent and register with Computershare in advance. To register to vote or ask questions at the Annual Meeting you must submit proof of your proxy power (legal proxy) reflecting your SiTime Corporation holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Friday, May 28, 2021. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare at the following:

•	By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
•	By mail: Computershare

SiTime Corporation Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

What am I voting on?

There are two matters scheduled for a vote:

•	Election of the directors named as nominees in this Proxy Statement; and
•	Ratification of the appointment by the audit committee of the Board of BDO USA, LLP as the independent registered public accounting firm of SiTime for its fiscal year ending December 31, 2021.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the nominees to the Board or you may “Withhold” your vote for one or more of the nominees.  For proposal 2, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at www.meetingcenter.io/234434892 during the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time.  Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the Annual Meeting and vote at that time even if you have already voted by proxy.

•

Voting via the Internet.  To vote through the Internet before the Annual Meeting, go to http://www.investorvote.com/SITM to complete an electronic proxy card.  You will be asked to provide the control number from the Notice.  Your vote must be received by 11:59 p.m. Pacific Time, on June 1, 2021 to be counted.  We encourage you to vote via the Internet.

•

Voting by telephone.  To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone telephone and follow the recorded instructions.  You will be asked to provide the company number and control number from the Notice.  Your vote must be received by 11:59 p.m. Pacific Time, on June 1, 2021 to be counted.

•

Voting by mail. To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided.  If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

Voting at the Annual Meeting.  To vote at the Annual Meeting, you must join live online at www.meetingcenter.io/234434892. The meeting password is SITM2021, and the webcast will start at 10:00 a.m., Pacific Time. To participate and vote in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions included in the instructions that accompanied your proxy material.  You may vote and submit questions while attending the meeting online.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from SiTime.  Simply follow the voting instructions in the Notice to ensure that your vote is counted.  To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent, register with Computershare in advance as described above, and vote in accordance with the procedures described above.  Follow the instructions from your broker or bank or contact your broker or bank to request a proxy form.

We provide telephone and Internet proxy voting to allow you to vote your shares telephonically or online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  However, please be aware that you must bear any costs associated with your telephone or Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 8, 2021.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, through the Internet, by completing your proxy card, or at www.meetingcenter.io/234434892 during the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares held in “street name” and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter under the rules of the New York Stock Exchange (also applicable to companies listed on The Nasdaq Stock Market LLC (“Nasdaq”)). Brokers and nominees can use their discretion to vote “uninstructed” shares only with respect to matters that are considered to be “routine.”  They may not vote your shares with respect to matters that are considered “non-routine” and for these matters your shares will be left unvoted.  “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), approval of equity incentive plans, and certain corporate governance proposals, even if management-supported. Proposal 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter under applicable Nasdaq rules.  Proposal 1 (election of directors), is not considered a routine matter, and without your instruction, your broker cannot vote your shares on this matter.  If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.”  Broker non-votes will be counted as present for the purpose of determining a quorum.  However, as brokers do not have discretionary authority to vote on Proposal 1, broker non-votes will not be counted for the purpose of determining the number of votes entitled to vote on Proposal 1.  Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions but may vote your shares on Proposal 2.

If you are a beneficial owner of shares held in “street name” you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from such organization in order to ensure your shares are voted in the way you would prefer.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director and “For” the ratification of BDO USA, LLP as the independent registered public accounting firm of SiTime for its fiscal year ending December 31, 2021.  If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who am I being asked to appoint as proxy holders and what does it mean?

Our Board asks you to appoint Rajesh Vashist and Arthur D. Chadwick as your proxy holders to vote your shares at the Annual Meeting.  You make this appointment by voting by telephone, through the Internet, or by completing your proxy card.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement.  In the absence of your direction, they will vote your shares as recommended by our Board.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by our Board at the time this Proxy Statement was printed and which, under our amended and restated bylaws (“Bylaws”), may be properly presented for action at the Annual Meeting.  Our Board knows of no other matters that will be presented for consideration at the Annual Meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

SiTime Corporation

Attention: Investor Relations

5451 Patrick Henry Drive

Santa Clara, California 95054

Tel: (408) 328-4400

Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

Can I change or revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes.  You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit a properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your proxy to SiTime’s Secretary.
•

You may attend the Annual Meeting via the live webcast and vote.  Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you vote at the Annual Meeting.

Your most recent vote, whether at the Annual Meeting, by proxy card or by telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

Stockholders holding shares through a bank or broker should follow the instructions for revocation provided by the bank or broker.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count: with respect to the election of the directors, “For” and “Withhold” votes and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.  Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes for Proposal 2.  Broker non-votes will have no effect and will not be counted towards the vote total for any proposal.  Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine,” and the broker or nominee cannot vote the shares.  These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•

For the election of the directors, Proposal 1, the nominees receiving the most “For” votes from the holders of votes of shares present at the meeting or represented by proxy and entitled to vote on the election of directors will be elected.  Only votes “For” or “Withheld” will affect the outcome.  Broker non-votes will have no effect.  There is no cumulative voting for the election of directors. However, if the majority of the votes cast for a director are marked “withheld,” then notwithstanding the valid election of such director, such director will voluntarily tender his or her resignation for consideration by our nominating and corporate governance committee.  Our Board will determine whether to accept the resignation of such director, taking into account the recommendation of the nominating and corporate governance committee.

•

To be approved, Proposal 2, the ratification of the appointment by the audit committee of the Board of BDO USA, LLP as the independent registered public accounting firm of SiTime for its fiscal year ending December 31, 2021, must receive “For” votes from the holders of a majority of shares present at the meeting or represented by proxy and entitled to vote.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

•	All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present at the meeting or represented by proxy and entitled to vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting or represented by proxy.  On the record date, there were 18,839,738 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote by telephone, over the Internet or at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum either the chairman of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

PROPOSAL 1:
ELECTION OF DIRECTORS

Directors and Nominees

Our amended and restated bylaws (“Bylaws”) and amended and restated certificate of incorporation (“Certificate of Incorporation”) provide that the authorized number of directors shall be set from time to time by resolution of our Board.  In March 2021, the Board increased the authorized number of directors to eight members and appointed Ms. Heckart to the Board effective April 1, 2021. Our Board is divided into three classes: Class I, Class II, and Class III.  Each class has a three-year term:

•	Our Class I directors are Torsten G. Kreindl and Akira Takata and their terms will expire at the annual meeting to be held in 2023.
•	Our Class II directors are Edward H. Frank, Christine A. Heckart, and Tom D. Yiu and their terms will expire at the Annual Meeting.
•	Our Class III directors are Raman K. Chitkara, Katherine E. Schuelke, and Rajesh Vashist and their terms will expire at the annual meeting to be held in 2022.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.  The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of SiTime.  Our directors may be removed for cause by the affirmative vote of the holders of at least two-thirds (2/3) of our voting stock issued and outstanding and entitled to vote.

Our Board, upon the recommendation of the nominating and corporate governance committee, has selected Edward H. Frank, Christine A. Heckart, and Tom D. Yiu, as nominees for election as Class II directors at the Annual Meeting.  If elected at the Annual Meeting, these directors would serve until the annual meeting of stockholders to be held in 2024 or until they resign, are removed, or their successors are elected and qualified.  Each person nominated for election has agreed to serve if elected.  If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by our Board to fill the vacancy.

The names of the nominees and certain biographical information about the nominees, including each director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes, or skills that caused the nominating and corporate governance committee to recommend that the nominee should continue to serve on our Board, are set forth below.  All of the nominees are currently serving as directors; Dr. Frank and Mr. Yiu were appointed to the Board prior to our initial public offering; Ms. Heckart was appointed by our Board on April 1, 2021.  It is our policy to encourage nominees for director to attend the Annual Meeting.  Four of our directors attended the 2020 annual meeting of stockholders.

Class II Nominees

Dr. Edward H. Frank has served as a member of our Board since November 2019 and has served as chief executive officer of Brilliant Lime, Inc., a silicon, systems, and software technology development startup, since October 2017.  Dr. Frank serves as a director of Analog Devices, Inc. (Nasdaq: ADI), a semiconductor company, and Marvell Technology Group Ltd., a fabless semiconductor company.  Dr. Frank co-founded Cloud Parity, Inc., a voice-of-the-customer company, in December 2013 and served as its chief executive officer until September 2016.  From May 2009 to October 2013, Dr. Frank served as vice president of Macintosh hardware systems engineering at Apple Inc. (Nasdaq: AAPL), a multinational technology company.  From May 1999 to March 2008, Dr. Frank served as corporate vice president of research and development at Broadcom Corporation, a fabless semiconductor company, which was traded on Nasdaq and acquired by Avago Technologies Limited in May 2014.  Prior to joining Broadcom Corporation, Dr. Frank was co-founder and served as executive vice president of Epigram, Inc., an integrated circuit and software development company, which Broadcom acquired in May 1999.  Dr. Frank’s prior experience includes serving as a director of Fusion-io, Inc., a computer hardware and software systems company, which was listed on The

New York Stock Exchange and subsequently acquired by SanDisk Corporation in July 2014, from October 2013 until July 2014; as a director of Quantenna Communications, Inc., a fabless semiconductor company, which was listed on Nasdaq and subsequently acquired by On Semiconductor Corporation, from July 2016 to August 2018; and as a director of Cavium, Inc., a fabless semiconductor company, which was listed on Nasdaq and subsequently acquired by Marvell Technology Group Ltd. in July 2018, from July 2016 to July 2018.  Dr. Frank is a member of the National Academy of Engineering (NAE), a Fellow of the Institute of Electrical and Electronic Engineers (IEEE), and is a National Association of Corporate Directors (NACD) Board Leadership Fellow. Dr. Frank holds B.S. and M.S. degrees in electrical engineering from Stanford University and a Ph.D. in computer science from Carnegie Mellon University, where he also serves as Vice-Chair of its Board of Trustees.  We believe Dr. Frank’s substantial experience in the design, manufacture, sale and marketing of semiconductors; his extensive executive leadership experience in the semiconductor industry; his experience working with companies that are among SiTime’s customers; and experience serving on boards of public companies qualifies him to serve on our Board.

Christine A. Heckart, has served as a member of our Board since April 1, 2021, and since January 2019 has served as the Chief Executive Officer of Scaylr, Inc., a cloud-based data analytics platform company.  From December 2017 until August 2018, Ms. Heckart was Senior Vice President of Business Unit and Product Marketing of Cisco Systems, Inc., an internet technology company, where she was responsible for all product marketing for Cisco’s portfolio. Prior to joining Cisco, she was the Senior Vice President and Chief Marketing Officer of Brocade Communications Systems, Inc., a networking solution company, from March 2014 until its acquisition by Broadcom Corporation in November 2016, where she was responsible for global marketing. From July 2012 until May 2013, she was the Chief Marketing Officer, and then the Executive Vice President, Strategy, Marketing, People and Systems at ServiceSource International Inc., a service revenue management company. From February 2010 to May 2012, she was the Chief Marketing Officer at NetApp, Inc., a data storage and management solutions provider. Ms. Heckart served as General Manager for the TV, video and music business of Microsoft Corporation, a developer of software, services, and hardware, from 2005 to 2010; and led global marketing at Juniper Networks, Inc., a provider of network infrastructure solutions, from 2002 to 2005. She has served as a member of the board of directors of 6Sense, a privately-held business-to-business predictive intelligence engine company, since November 2015. Ms. Heckart served as a member of the board of directors of Lam Research Corporation, a supplier of wafer fabrication equipment and services, from May 2011 until August 2019.  Ms. Heckart earned a B.A. degree in economics from the University of Colorado at Boulder. We believe that Ms. Heckart’s experience in leadership roles at public companies, with board and governance matters, and with mergers and acquisitions as well as her strong marketing background and experience qualifies her to serve on our Board.

Tom D. Yiu has served as a member of our Board since November 2019, and since January 2007 has served as senior vice president and chief marketing officer of Macronix International Co., Ltd. (Nasdaq: MXIC) (“Macronix”), an integrated device manufacturing company.  Mr. Yiu has been with Macronix since April 1990.  During his 29-year tenure at Macronix, Mr. Yiu also served as a director, since June 1995, as senior vice president and head of integrated solution group, from January 2004 to December 2006, senior vice president and chief operating officer, from January 1998 to December 2003 and senior vice president, product development, from April 1990 to December 1997.  Mr. Yiu served as a director of MegaChips Corporation (“MegaChips”), our largest stockholder, from June 2013 to June 2019, and as a director of Infomax System Solutions and Services Co. Ltd., a financial software systems services company, from January 2016 to March 2017.  Mr. Yiu received a bachelor of science in electrical engineering from National Taiwan University and a master of science in electrical engineering from the University of California, Berkeley.  We believe that Mr. Yiu is qualified to serve on our Board due to his rich experience in memory integrated circuit design, marketing, international business, and operating fields.

Vote Required

Directors are elected by a plurality vote of the holders of shares present or represented by proxy and entitled to vote on the election of directors, which means that the three nominees for Class II director receiving the most affirmative votes will be elected.  However, if the majority of the votes cast for a director are marked “withheld,” then notwithstanding the valid election of such director, such director will voluntarily tender his or her resignation for consideration by our nominating and corporate governance committee.  Our Board will determine whether to accept the resignation of such director, taking into account the recommendation of the nominating and corporate governance committee.  Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Our Board Recommends a Vote FOR the Election of Each

Named Nominee for Class II Directors of SiTime.

Executive Officers, Directors and Director Nominees

The following table shows information about our executive officers, continuing directors, and director nominees as of March 31, 2021:

Name	Age	Position
Executive Officers
Rajesh Vashist	63	Chairman, President and Chief Executive Officer
Arthur D. Chadwick	64	Executive Vice President, Chief Financial Officer
Fariborz Assaderaghi	59	Executive Vice President, Technology and Engineering
Lionel Bonnot	53	Executive Vice President, Worldwide Sales and Business Development
Vincent P. Pangrazio	57	Executive Vice President, Chief Legal Officer and Corporate Secretary
Piyush B. Sevalia	53	Executive Vice President, Marketing

Non-Employee Directors
Raman K. Chitkara(1)(2)	62	Director
Edward H. Frank(1)(3)	64	Director
Christine A. Heckart(3)	55	Director
Torsten G. Kreindl(1)(2)	57	Director
Katherine E. Schuelke(2)(3)	58	Director
Akira Takata	62	Director
Tom D. Yiu	68	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

The following presents biographical information for each of our executive officers and directors listed in the table above, other than the director nominees whose information is presented above.  With respect to our directors, the biographical information includes each director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes, or skills that caused the nominating and corporate governance committee to recommend that the director should serve on our Board.

Executive Officers

Rajesh Vashist has served as our President and Chief Executive Officer and as a member of our Board since September 2007.  Since November 1, 2019, Mr. Vashist has served as Chairman of our Board.  Prior to joining SiTime, Mr. Vashist served as chief executive officer and chairman of the board of directors of Ikanos Communications, Inc., a semiconductor and software development company, from July 1999 to October 2006.  Mr. Vashist holds a B.S. in engineering from NIT Rourkela in India and an MBA from Marquette University.  We believe that Mr. Vashist’s current role as our Chief Executive Officer and his extensive executive leadership and management experience at semiconductor companies qualify him to serve on our Board.

Arthur D. Chadwick has served as our Executive Vice President, Chief Financial Officer since September 2019.  Prior to joining SiTime, from December 2004 to July 2018, Mr. Chadwick served as vice president of finance and administration, and chief financial officer of Cavium, Inc., a fabless semiconductor company that was listed on Nasdaq and subsequently acquired by Marvell Technology Group Ltd. in July 2018, where he was responsible for financial strategy, planning, accounting and reporting, and treasury and tax.  From January 1989 to October 2004, Mr. Chadwick served as senior vice president of finance and administration, and chief financial officer of Pinnacle Systems Inc., a digital video editing company that was listed on Nasdaq and acquired by Avid Technology, Inc. in August 2005.  Mr. Chadwick holds a B.S. in mathematics and physics and an MBA in finance, both from the University of Michigan.

Fariborz Assaderaghi has served as our Executive Vice President, Technology & Engineering since December 2020. Prior to joining SiTime, he was the Senior Vice President, Engineering, at Sunrise Memory Corporation from March 2020 until December 2020, where he was responsible for technology and product development. Prior to that, from February 2019 until March 2020, he was the Senior Vice President, Innovation and Advanced Technologies at NXP Semiconductors where he was responsible for technical roadmaps and innovation funnels, and before that held the position of Senior Vice President, Chief Technology Officer for IoT and Security division of NXP Semiconductors from February 2016 until February 2019, where he was jointly responsible for leading research and development. Prior to that, from June 2012 until February 2016, he was the Vice President of the Advanced Technology Development at InvenSense Inc. Prior to that Dr. Assaderaghi held various engineering positions at SiTime, Rambus, and IBM. Dr. Assaderaghi has a Master of Science in Electrical Engineering and a Ph.D. in Electrical Engineering and Computer Science both from the University of California, Berkeley.

Lionel Bonnot has served as our Executive Vice President of Worldwide Sales and Business Development since July 2019 and as Executive Vice President of Business Development from February 2018 to July 2019. Prior to joining SiTime, Mr. Bonnot was at Quantenna Communications (Nasdaq: QTNA), a wireless communication solution company that designs and develops radio frequency and digital Wi-Fi chips, from December 2007 to December 2017. During his 10-year tenure at Quantenna, Mr. Bonnot served as vice president of worldwide sales, senior vice president of business development, and most recently as senior vice president of marketing and business development, where he was responsible for product strategy and roadmap, corporate strategy, partnerships and mergers and acquisitions. Mr. Bonnot also held various positions at Ikanos Communications, Inc., a semiconductor and software development company, from December 2001 to December 2007, including vice president of Europe, vice president of sales for North America and EMEA, and senior director of worldwide sales. Mr. Bonnot holds a M.S. in Computer Science from Ecole Nationale Supérieure d’Informatique in Paris, France.

Vincent P. Pangrazio has served as our Executive Vice President, Chief Legal Officer & Corporate Secretary since June 2020. Mr. Pangrazio previously served as our acting General Counsel in a consultant capacity from March 2020 to June 2020 and had a private law practice from December 2019 until he joined SiTime. From July 2018 to September 2019, Mr. Pangrazio served as Chief Administrative and Legal Officer of HealthTap, Inc., a provider of online access to primary healthcare, where he was responsible for all legal matters. From March 2011 to July 2018, Mr. Pangrazio served as Senior Vice President and General Counsel of Cavium, Inc., a fabless semiconductor company that was listed on Nasdaq and subsequently acquired by Marvell Technology Group Ltd. in July 2018, where he was responsible for management of legal, IT and facilities departments. From January 2000 to March 2011, Mr. Pangrazio was a partner in the business department at the law firm of Cooley LLP. From 1999 to 2000, Mr. Pangrazio served as Vice President and General Counsel for Women.com Networks, Inc., a network of online sites featuring content and services for women. Mr. Pangrazio received a BS degree in Electrical Engineering from Loyola Marymount University and a J.D. degree from Loyola Law School.

Piyush B. Sevalia has served as our Executive Vice President of Marketing since April 2012.  Mr. Sevalia previously served as our Vice President of Marketing from March 2008 to April 2012.  Prior to joining SiTime, Mr. Sevalia held various marketing positions at Ikanos Communications, a semiconductor and software development company, including vice president of access infrastructure products from October 2006 to March 2008, marketing head of access products from April 2006 to September 2006, and director of product marketing from September 2000 to March 2006.  From July 1991 to September 2000, Mr. Sevalia held various positions at Cypress Semiconductor, a semiconductor company, including senior marketing manager, strategic marketing manager, senior/staff applications engineer, and applications engineer.  Mr. Sevalia holds a bachelor’s degree in electrical engineering from the University of Mumbai, a master’s degree in electrical engineering from the University of Michigan, and a master’s degree in business administration from the University of California, Berkeley.

Non-Employee Directors

Raman K. Chitkara has served as a member of our Board since November 2019 and as lead independent director of our Board since January 2020.  Since August 2018, Mr. Chitkara has served as a board member and chair of the audit committee of Xilinx, Inc. (Nasdaq: XLNX), a technology and programmable logic device company.  From September 1984 to June 2018, Mr. Chitkara worked at PricewaterhouseCoopers LLP (“PwC”), a public accounting firm, where he served in various capacities including as partner, global technology industry leader and global semiconductor industry leader.  During his tenure at PwC, Mr. Chitkara held numerous leadership positions, including membership of the audit quality board and leader of the global assurance technology, information, communication, entertainment, and media practice.  Mr. Chitkara received a bachelor of commerce in accounting and business management from Shri Ram College of Commerce.  We believe Mr. Chitkara is qualified to serve on our Board due to his extensive knowledge and experience with public company financial accounting matters for complex global organizations, including those in the semiconductor and technology sectors.

Dr. Torsten G. Kreindl has served as a member of our Board since November 2019, and since May 2016 has served as managing partner of Deutsche Invest Venture Capital, an investment company.  Dr. Kreindl has served as a director of Crate.io Inc., a data management company, since June 2018, as a director of ProGlove GmbH, an industrial wearables company, since January 2019, as a director of Plume Design, Inc., a WiFi network extender development company, since September 2017, and as a director of Hays PLC, a recruitment and human resources services company, since July 2013.  From April 2003 to April 2016, Dr. Kreindl served as a director, as chairman of the finance committee, and as a member of the remuneration and nomination committee of Swisscom AG (Nasdaq: SWZCF), a telecommunications company.  Dr. Kreindl served as general partner of venture capital firms Grazia Equity and Copan, from October 2005 to April 2016 and September 1999 to September 2005, respectively.  From January 1996 to August 1999, Dr. Kreindl served as chief executive officer of Deutsche Telekom Broadband Cable, a broadband cable company.  Dr. Kreindl received a master’s and doctorate in industrial engineering from Johannes Kepler University Linz.  We believe Dr. Kreindl is qualified to serve on our Board due to his extensive management experience, his service as a director of publicly traded companies, his international experience, and his experience working with companies that are among SiTime’s customers.

Katherine E. Schuelke has served as a member of our Board since November 2019, and since June 2017 has served as senior vice president, chief legal officer, and corporate secretary of Seagate Technology PLC (Nasdaq: STX), a data storage company, where she is responsible for Seagate’s legal, government affairs, and security functions.  From March 1996 to January 2016, Ms. Schuelke was employed by Altera Corporation, where she served as senior vice president, general counsel, and secretary from 2011 to 2016, vice president, general counsel and secretary from 2001 to 2011, and other positions of increasing responsibility from 1996 to 2011.  Altera was a semiconductor company which was listed on Nasdaq and subsequently acquired by Intel Corporation in December 2015.  Ms. Schuelke received a bachelor’s in economics from the University at Buffalo and a juris doctor from New York University School of Law.  We believe Ms. Schuelke is qualified to serve on our Board due to her extensive legal and business experience at public companies and in the semiconductor industry as well as her knowledge of intellectual property, security, international business, risk management, and corporate transactions.

Akira Takata has served as a member of our Board since November 2014.  From June 2019 to June 2020, Mr. Takata served as the senior managing director of our largest stockholder, MegaChips, the second largest fabless semiconductor company based in Japan, and is currently serving as a consultant to MegaChips.  Prior to his role as senior managing director, he served in various roles at MegaChips, including as president and chief executive officer from June 2011 to June 2019, executive officer of business strategy office, executive officer of alliance strategy office, executive officer, director of operations, general manager of LSI business unit, and as a director.  From June 2014 to June 2020, Mr. Takata served on the board of directors of Global Semiconductor Alliance, a leading industry organization.  Mr. Takata received a bachelor’s degree in electronics engineering from Osaka University in Japan.  We believe that Mr. Takata is qualified to serve on our Board due to his management and leadership experience in the semiconductor industry.

For Dr. Frank, Ms. Heckart and Mr. Yiu’s biographies, see “Proposal No. 1 - Election of Directors” above.

There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

Our business and affairs are organized under the direction of our Board, which currently consists of eight members.  Rajesh Vashist, our Chief Executive Officer, serves as Chairman of our Board and Raman K. Chitkara serves as our lead independent director. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling, and direction to our management.  Our Board meets on a regular basis and additionally as required.

Director Independence

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and SiTime, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors on our Board qualify as independent directors, as defined under the Nasdaq listing standards: Messrs. Chitkara and Yiu, Ms. Heckart, Drs. Frank and Kreindl, and Ms. Schuelke.  Accordingly, a majority of our directors are independent.

Board Leadership Structure

Our Board is currently chaired by Mr. Vashist, our President and Chief Executive Officer, and Mr. Chitkara currently serves as lead independent director.  We believe that combining the positions of Chief Executive Officer and Board chair helps to ensure that the Board and management act with a common purpose.  We also believe that as an emerging growth company, having a combined Chief Executive Officer and Board chair enhances agility and preserves alignment with the interests of our stockholders. We believe that separating the positions of Chief Executive Officer and Board chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy.  In addition, we believe that a combined Chief Executive Officer/Board chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a Board chair with an extensive history with and knowledge of SiTime (as is the case with our Chief Executive Officer).

The Board appointed a lead independent director to help reinforce the independence of the Board as a whole.  The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Board chair. The lead independent director is empowered to, among other duties and responsibilities, preside over Board meetings in the absence of the Board chair, act as liaison between the Board chair and the independent directors, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed, and, as appropriate upon request, act as a liaison to stockholders.  As a result, we believe that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities.

Board and Committee Meetings and Attendance

Our Board and its committees meet throughout the year on a set schedule, hold special meetings, and act by unanimous written consent from time to time as appropriate.  Our non-employee directors meet in regularly scheduled sessions without the presence of management and the lead independent director presides over each such executive session.  Our Board met eight times during 2020.  Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. Directors are encouraged to attend our annual meeting of stockholders, either via webcast or telephonically.  Four of our directors attended the 2020 annual meeting of stockholders.

Role of our Board of Directors in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process.  Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight.  In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.  The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee evaluates whether there are any risks arising from our compensation policies and practices which are reasonably likely to have a material adverse effect on us.  Our nominating and corporate governance committee periodically evaluates our environmental, social and corporate governance risks as well as our risk management process and system in light of the nature of the material risks we face and the adequacy of our policies and procedures designed to address them.

Board Committees

Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee.  Our Board has adopted a charter for each of these committees, which complies with the applicable requirements of current Nasdaq rules.  We intend to comply with future requirements to the extent they are applicable to us.  Copies of the charters for each committee are available on the investor relations portion of our website at https://investor.SiTime.com/corporate-governance/governance-overview.

The following table provides membership and meeting information for 2020 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Raman K. Chitkara	X*	X
Edward H. Frank	X		X
Torsten G. Kreindl	X	X*
Katherine E. Schuelke		X	X*
Akira Takata
Tom D. Yiu
Total Meetings in 2020	6	10	4

    *  Committee chairperson

Below is a description of each committee of the Board.

Audit Committee

Our audit committee consists of Mr. Chitkara and Drs. Frank and Kreindl.  Our Board has determined that each of the members of our audit committee satisfies the independence requirements of Nasdaq listing standards and Rule 10A-3 under the Exchange Act.  Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements.  In arriving at this determination, our Board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Mr. Chitkara serves as the chair of our audit committee.  Our Board has determined that Messrs. Chitkara and Kreindl qualify as audit committee financial experts within the meaning of SEC regulations and meet the financial sophistication requirements of the Nasdaq listing rules.  In making this determination, our Board has considered Mr. Chitkara’s formal education and previous experience in financial roles and Mr. Kreindl’s formal education and previous experience as a chief executive officer with financial oversight responsibilities.  The audit committee met six times during 2020.  Both our independent registered public accounting firm and various members of management periodically meet privately with our audit committee.

The primary functions of this committee include, among other things:

•	reviewing our financial reporting processes and disclosure controls;
•	evaluating the performance, independence, and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•	reviewing the adequacy and effectiveness of our internal control policies and procedures;
•

obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material financial developments;
•	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding financial controls, accounting, auditing, or other matters;
•	preparing the report that the SEC requires in our annual proxy statement;
•

reviewing and providing oversight of any related person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and
•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

Compensation Committee

Our compensation committee consists of Mr. Chitkara, Dr. Kreindl, and Ms. Schuelke.  Dr. Kreindl serves as the chair of our compensation committee.  Our Board has determined that each of the members of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of the Nasdaq listing standards.  The compensation committee met 10 times during 2020.

The primary functions of this committee include, among other things:

•	reviewing and approving the compensation and other terms of employment of our executive officers;
•	reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•	administering our equity incentive plans and other employee benefit plans;
•	making recommendations to our Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our Board;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, and any other material arrangements for our executive officers;
•

reviewing with management and recommending to the Board the disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports and proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report on executive compensation that the SEC requires in our annual proxy statement to the extent such report is included in any such proxy statement; and
•	reviewing and evaluating on an annual basis the performance of the compensation committee and the compensation committee charter.

Compensation Committee Processes and Procedures

Typically, the compensation committee meets at least four times annually and with greater frequency if necessary.  The agenda for each meeting is usually developed by the chair of the compensation committee, in consultation with our Chief Executive Officer and Chief Legal Officer.  The compensation committee meets regularly in executive session.  However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings.  Mr. Vashist may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives.

Generally, the compensation committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives.  For executives other than the Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the compensation committee by the Chief Executive Officer.  In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted.  For all executives as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the compensation committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of SiTime. In addition, under the charter, the compensation committee has the authority to obtain, at the expense of SiTime, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee.  In particular, the compensation committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.  Under the charter, the compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, the compensation committee continued to use Compensia, Inc., a national compensation consulting firm, to serve as its independent advisor for fiscal 2020. Compensia advises the compensation committee with respect to trends in executive compensation, compensation peer group selection, analysis of survey data, the determination and design of compensation plans and arrangements, the assessment of competitive executive pay levels and mix, and setting compensation levels. The compensation committee may replace Compensia or hire additional advisors at any time. Compensia did not provide any other services to us and received no compensation other than with respect to the services described above.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has ever been an executive officer or employee of ours.  None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Dr. Frank, Ms. Heckart, and Ms. Schuelke.  Our Board has determined that each of the members of our nominating and corporate governance committee satisfies the independence requirements of the Nasdaq listing standards.  Ms. Schuelke serves as the chair of our nominating and corporate governance committee.  The nominating and corporate governance committee met four times during 2020.

The functions of this committee include, among other things:

•	identifying, reviewing, and making recommendations of candidates to serve on our Board;
•	evaluating the performance of our Board, committees of the Board, and individual directors and determining whether continued service on our board is appropriate;
•	establishing procedures for the submission and consideration of nominations by stockholders for candidates to serve on our Board;
•	evaluating the current size, composition, and organization of the Board and its committees and making recommendations to our Board for approvals;
•	developing a set of corporate governance policies and principles and recommending to our Board any changes to such policies and principles;
•	reviewing and recommending to the Board the compensation of our non-employee Board members; and
•	reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

Director Nominations

Our Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise.  Our nominating and corporate governance committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to our Board for nomination or election.

Director Criteria.  Our nominating and corporate governance committee has a policy regarding consideration of director candidates recommended by stockholders.  Our nominating and corporate governance committee reviews suggestions for director candidates recommended by stockholders and considers such candidates for recommendation based upon an appropriate balance of knowledge, experience, and capability.  In addition to considering an appropriate balance of knowledge, experience, and capability, our Board has as an objective that its membership be composed of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, races, genders, ages, educations, ethnicities, and professional experiences.  Our nominating and corporate governance committee selects director candidates based on the candidate possessing relevant business, market, technological, or other expertise upon which to be able to offer advice and guidance to management, exhibiting integrity, having no material conflicts of interest with SiTime, having sufficient time to devote to the affairs of SiTime, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, diversity, potential for long-term contribution to SiTime’s business, and having the commitment and vision to rigorously represent the long-term interests of SiTime’s stockholders.

Our nominating and corporate governance committee believes it is appropriate for a majority of the members of our Board to meet the definition of “independent director” under the Nasdaq rules.  Our nominating and corporate governance committee also believes it appropriate for our Chief Executive Officer to participate as a member of our Board.

Prior to each annual meeting of stockholders, our nominating and corporate governance committee will first identify nominees by reviewing the current directors whose terms expire at the annual meeting of stockholders and who are willing to continue in service.  These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of our Board, with respect to the particular talents and experience of its directors.  If a director does not wish to continue in service, the nominating and corporate governance committee determines not to nominate the director, or a vacancy is created on our Board as a result of a resignation, an increase in the size of our Board or other event, the nominating and corporate governance committee will consider various candidates for Board membership, including those suggested by members of the nominating and corporate governance committee, by other members of our Board, by any executive search firm engaged by the nominating and corporate governance committee, and by stockholders.  A stockholder who wishes to suggest a prospective nominee for our Board should notify our Secretary, any member of the nominating and corporate governance committee, or the persons referenced below in “Communications with our Board of Directors” in writing with any supporting material the stockholder considers appropriate.

Stockholder Nominees.  In addition, our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders.  In order to nominate a candidate for director, a stockholder must give timely notice in writing to our Secretary and otherwise comply with the provisions of our bylaws.  To be timely, our bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the anniversary of the proxy statement provided in connection with the previous year’s annual meeting.  Information required by our Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Exchange Act and the related rules and regulations under that section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our bylaws and must be addressed to: Secretary, SiTime Corporation, 5451 Patrick Henry Drive, Santa Clara, California 95054.  You can obtain a copy of our bylaws by writing to the Secretary at this address.

Meetings of Our Independent Directors and Communications with our Board of Directors

During meetings of the Board, the independent directors meet regularly in an executive session without management or management directors present.  The purpose of these executive sessions is to promote open and candid discussion among the non-management directors.  The lead independent director presides over the executive sessions.  Our Board recommends that stockholders and other interested parties initiate communications with our Board, the independent directors, the Chairman, or any committee of our Board in writing to the attention of our Secretary, SiTime Corporation, 5451 Patrick Henry Drive, Santa Clara, California 95054.  This process will assist our Board in reviewing and responding to stockholder communications in an appropriate manner.  Our Board has instructed our Secretary to review such correspondence and, at his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for our Board’s consideration such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations, or advertisements.

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers, and directors. Our Code of Conduct is designed to promote ethical conduct as well as compliance with applicable laws and regulatory requirements.  The Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors.  We expect that any amendments to the Code of Conduct, or any waivers of its requirements for executive officers or directors, will be disclosed on our website. The Code of Conduct is available on the investor relations portion of our website at https://investor.SiTime.com/corporate-governance/governance-overview.

We also have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees.  Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.

Corporate Governance Guidelines

The Board documented our governance practices by adopting Corporate Governance Guidelines in May 2019 to assure that the Board will have the necessary authority and policies in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, stock ownership guidelines, and board committees and compensation. In October 2020, the Board updated the Corporate Governance Guidelines to add stock ownership guidelines and document the Board’s commitment to diversity and inclusion in connection with evaluating candidates for nomination to the Board, among other things. The Corporate Governance Guidelines are available on the investor relations portion of our website at https://investor.SiTime.com/corporate-governance/governance-overview.

For a description of our stock ownership guidelines, see “Executive Compensation - Other Compensation Practices - Stock ownership guidelines” below.

Policy Regarding Employee, Officer and Director Hedging

Our insider trading policy prohibits all employees, including our executive officers, consultants, and non-employee directors from engaging in short sales of our securities, buying or selling puts or calls, or their equivalents, on our securities, establishing margin accounts, pledging our securities as collateral for a loan, or otherwise engaging in hedging transactions involving our securities.

Corporate Social Responsibility

We believe corporate social responsibility is a long-term investment that can create value for SiTime, our employees, our stockholders, our customers, our partners and our suppliers.  We seek to create innovative products and technologies, while operating in an economically, socially and environmentally sustainable manner.  The Board, supported by Board committees as needed, oversees the development and implementation of our corporate social responsibility policies and practices, and monitors our performance.

Environmental, Social and Governance Practices

We believe that our success depends largely upon our employees and on our ability to continue to attract, retain and motivate qualified employees. We promote an inclusive environment by valuing the contributions of all employees and working to ensure that all employees feel seen, heard, valued, and respected. We encourage the diversity of thinking that comes from the differences in experiences, knowledge, perspective, culture, customs, and background of all of our employees. We believe a diverse workforce supports creativity, problem-solving and better decision-making. We actively seek a diverse talent pool using inclusive hiring practices. The Board has tasked our management team with taking a proactive approach to diversity, equity, and inclusion, and periodically reviews our programs and processes to ensure continual improvement. Six of our eight Board members are diverse, with two self-identifying as female and four self-identifying as members of an underrepresented minority.

We believe it is important to minimize the environmental impact of our products and operations to ensure a sustainable future. We are working to enhance our sustainability practices by developing and implementing policies to reduce our carbon emissions, consumption of energy and water, and the waste we generate.  We are a fabless semiconductor company and have selected semiconductor foundry and outsourced assembly and test manufacturers who demonstrate a commitment to the environment.

Supplier Code of Conduct

We are committed to respecting human rights, monitoring the safety and integrity of products, and reducing the environmental footprint of our supply chain. We have adopted a supplier code of conduct (“Supplier Code”) to ensure that our suppliers meet our high standards as well as industry expectations regarding: (i) working conditions, health and safety, and treatment of employees and contractors; (ii) environmental responsibility; and (iii) ethical business practices.  Our Supplier Code applies to our suppliers, as well as their employees and subcontractors.

Non-Employee Director Compensation

We have adopted an independent director compensation policy, pursuant to which our non-employee directors will be eligible to receive cash and equity compensation for service on our Board and committees of our Board.  We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and committees of the Board.

Our independent director compensation policy provides that non-employee directors receive a $40,000 annual retainer, with an additional $20,000 annual retainer for the lead independent director, as well as the following additional retainers for committee services:

Committee	Chair	Member
Audit Committee	$20,000	$8,000
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	10,000	5,000

Our independent director compensation policy provides that each non-employee director who joins our Board will receive equity compensation in the form of a restricted stock unit award (“RSU”) on the date of his or her election to the Board with a grant date value of $250,000, based on the average closing price of our common stock for the 20 trading days ending on the day prior to the grant date. One third of such RSUs will vest annually on the February 20, May 20, August 20, or November 20 falling in the anniversary quarter of the date of grant, subject to the non-employee director’s continuous service with us on each applicable vesting date.  For our non-employee directors who have served on the Board for at least six months and will continue to serve on the Board after the annual meeting of stockholders, our independent director compensation policy provides such directors will receive annual equity compensation in the form of an RSU on the first business day following each of our regular annual stockholder meetings with a grant date value of $175,000, based on the average closing price of our common stock for the 20 trading days ending on the day prior to the grant date.  Such RSUs will vest (i) on the February 20, May 20, August 20 or November 20 falling in the one year anniversary quarter of the annual stockholder meeting or (ii) if the next year’s annual stockholder meeting date occurs prior to such vesting date and a director’s service will not continue following the annual meeting of stockholders, then on the day prior to the annual meeting of stockholders, in each case subject to the non-employee director’s continuous service with us on each applicable vesting date.  In the event of a change in control (as defined in our 2019 Stock Incentive Plan), any unvested shares subject to RSUs issued pursuant to our independent director compensation policy will fully vest, subject to the non-employee director’s continuous service with us on the effective date of the change in control.

Our independent director compensation policy provides that the foregoing cash compensation and equity compensation (based on the grant date fair value of the equity compensation) of non-employee directors together cannot exceed in the aggregate $500,000 per calendar year (or $750,000 per calendar year for the first calendar year that a non-employee director serves on the Board).

2020 Director Compensation

The following table sets forth the compensation paid to our non-employee directors or accrued by us in 2020, pursuant to the independent director compensation policy described above.  None of our other directors received any cash compensation for their service on our Board or committees of our Board in 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Raman K. Chitkara	85,000	253,980	338,980
Edward H. Frank	53,000	253,980	306,980
Torsten G. Kreindl	58,000	253,980	311,980
Katherine E. Schuelke	55,000	253,980	308,980
Akira Takata	40,000	253,980	293,980
Tom D. Yiu	40,000	253,980	293,980

(1)

The valuation of stock awards is calculated using the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718.  See Note 9 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020 for the assumptions used in such valuation.

The following table provides information regarding aggregate number of shares subject to outstanding equity awards, all of which were RSUs, held by non-employee directors as of December 31, 2020.

Name	Grant Date	Number of Shares of Stock that Have Not Vested	Market Value of Shares of Stock that Have Not Vested ($)(1)
Raman K. Chitkara	11/25/2019	12,885	1,442,218
	7/15/2020	5,227	585,059
Edward H. Frank	11/25/2019	12,885	1,442,218
	7/15/2020	5,227	585,059
Torsten G. Kreindl	11/25/2019	12,885	1,442,218
	7/15/2020	5,227	585,059
Katherine E. Schuelke	11/25/2019	12,885	1,442,218
	7/15/2020	5,227	585,059
Akira Takata	11/25/2019	12,885	1,442,218
	7/15/2020	5,227	585,059
Tom D. Yiu	11/25/2019	12,885	1,442,218
	7/15/2020	5,227	585,059

(1)

This column represents the fair market value of the shares underlying the RSUs as of December 31, 2020, based on the closing price of our common stock, as reported on The Nasdaq Global Market, of $111.93 per share on December 31, 2020.

Directors who are also our employees receive no additional compensation for their service as directors. During the fiscal year ended December 31, 2020, Mr. Vashist was our only employee director. See the section titled “Executive Compensation” for additional information about Mr. Vashist’s compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 2021 regarding the number of shares of common stock and the percentage of common stock, beneficially owned by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers;
•	and all of our current executive officers and directors as a group.

The percentage ownership is based on 18,839,738 shares of common stock outstanding on March 31, 2021.  Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock.  We have determined beneficial ownership in accordance with the rules of the SEC.  These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities.  In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options or warrants or other securities that are either immediately exercisable or exercisable or vest within 60 days March 31, 2021.  These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants, or securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o SiTime Corporation, 5451 Patrick Henry, Santa Clara, California 95054.

	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Greater than 5% Stockholder:
MegaChips Corporation	6,000,000	31.8%
FMR LLC (1)	1,185,039	6.3%
Named Executive Officers and Directors:
Rajesh Vashist (2)	80,826	*
Fariborz Assaderaghi	—	—
Vincent P. Pangrazio (3)	22,420	*
Akira Takata(4)	21,650	*
Raman K. Chitkara(4)	9,573	*
Edward H. Frank(4)	8,573	*
Christine A. Heckart	—	—
Torsten G. Kreindl(4)	8,400	*
Katherine E. Schuelke(4)	11,573	*
Tom D. Yiu(4)	8,573	*
All current executive officers and directors as a group (13 persons) (6)	204,566	1.1%

*	Represents beneficial ownership of less than 1%.
(1)

Based solely on information reported on a Schedule 13G filed by FMR LLC, on February 8, 2021, FMR LLC has sole voting power with respect to 352 of the shares and sole dispositive power with respect to all of the shares on behalf of itself. The principal address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02110.

(2)	Includes 41,162 RSUs which will vest within 60 days of March 31, 2021.
(3)	Includes 21,200 RSUs which will vest within 60 days of March 31, 2021.
(4)	Includes 5,227 RSUs which will vest within 60 days of March 31, 2021.
(5)	Includes an aggregate of 117,513 RSUs which will vest within 60 days of March 31, 2021.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with; except that: (i) four reports, related the receipt of RSU grants, were filed a couple of days late by Messrs. Vashist, Chadwick, Bonnot, and Sevalia; and (ii) one report, covering one sale transaction, was filed five days late by Dr. Frank.

EXECUTIVE COMPENSATION

Overview

Our compensation program is designed to:

•	Attract, motivate, incentivize and retain executive talent who contribute to our long-term success;
•

Provide compensation packages to our executive officers that are competitive and reward the achievement of our business objectives as well as individual performance, and effectively align their interests with those of our stockholders;

•	Be affordable within the context of our operating model; and
•	Reflect our values.

Our 2020 corporate performance highlights include:

•	Fiscal 2020 net revenue of $116.2 million, a 38.2% increase over fiscal 2019 net revenue;
•	GAAP gross margin of 49.9% of revenue for fiscal 2020, compared to 47.9% of revenue for fiscal 2019;
•	Completed a follow-on public offering of our common stock in June 2020, resulting in net proceeds to us of $45.8 million; and
•	Entered into new markets with the introduction of precision MHz resonators and general availability of clock system on a chip.

Key Features of Our Executive Compensation Program

WHAT WE DO

✓	We tie pay to performance by providing a significant amount of compensation that is at risk and aligned with stockholder interests.

✓	We align pay and performance by selecting performance criteria that are intended to drive short-term growth and create long-term stockholder value.

✓	We have rigorous stock ownership guidelines for our executive officers and board of directors.

✓	We set maximum payout amounts for our executive bonuses that are aligned with competitive market practices.

✓	Our compensation committee selects and retains an independent compensation consultant.

✓	Our compensation committee reviews external market data when making compensation decisions and annually reviews our peer group with its independent compensation consultant.

✓	Our compensation committee is composed solely of independent directors.

✓	We have “at-will” employment agreements with our named executive officers.

✓	We have a compensation recoupment (clawback) policy.

✓	We schedule and price equity grants to promote transparency and consistency.

WHAT WE DON’T DO

×	We do not provide excessive perquisites.

×	We do not allow hedging or pledging of our stock.

×	We do not provide our named executive officers with guaranteed annual salary increases, bonuses or equity rights.

×	We do not maintain compensation programs that we believe create risks reasonably likely to have a material adverse impact on SiTime.

×	We do not have a supplemental executive retirement plan that provides pension or other benefits to our named executive officers.

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Our Chief Executive Officer makes evaluations and recommendations for the executive officers to our compensation committee and typically attends compensation committee meetings. Our Chief Executive Officer makes such recommendations (other than with respect to himself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer's individual contribution toward these results, the executive officer's role and performance of his or her duties and his or her achievement of individual goals. Our compensation committee then reviews the recommendations and other data, including various compensation survey data and publicly available data of our peers, and makes decisions as to the target total compensation for each executive officer, including our Chief Executive Officer, as well as each individual compensation element. While our Chief Executive Officer typically attends meetings of the compensation committee, he is not present during discussions or determinations of his compensation. The compensation committee also meets regularly in executive session.

Our compensation committee is authorized to retain the services of one or more executive compensation consultants, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In fiscal year 2020, the compensation committee continued to retain Compensia Inc., a national compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. The compensation committee engaged Compensia to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, advise on trends in executive compensation, provide survey data, as well as to assess each separate element of compensation. We do not believe the retention of, and the work performed by, Compensia creates any conflict of interest.

Our named executive officers, who consist of our principal executive officer and our two other most highly compensated executive officers (whom we refer to as the “named executive officers”) for the year ended December 31, 2020 were:

•	Rajesh Vashist, our Chief Executive Officer;
•	Fariborz Assaderaghi, our Executive Vice President, Technology and Engineering; and
•	Vincent P. Pangrazio, our Executive Vice President, Chief Legal Officer and Secretary.

Summary Compensation Table

The following table sets forth compensation for services rendered in all capacities to us for the years ended December 31, 2020 and 2019 for our Chief Executive Officer and our two other most highly compensated executive officers as of December 31, 2020, whom we refer to as our Named Executive Officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Rajesh Vashist	2020	586,500		—		1,716,359		421,377	9,840		2,734,076
Chief Executive Officer	2019	488,750		180,000	(4)	10,324,600		—	9,942		11,003,292
Fariborz Assaderaghi Executive Vice President, Technology and Engineering	2020	16,289	(5)	—		12,843,523		—	—		12,859,812
Vincent P. Pangrazio Executive Vice President, Chief Legal Officer and Corporate Secretary	2020	186,366	(6)	—		4,027,780	(7)	118,546	88,027	(8)	4,420,719

(1)

Represents the aggregate grant date fair value of restricted stock units granted to the named executive officer, computed in accordance with FASB ASC Topic 718. See Note 9 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)

The amounts in this column represent payments pursuant to the Executive Bonus and Retention Plan upon the achievement of 2020 corporate goals as well as individual objectives, which were paid in January 2021. The payments were made in RSUs, which were calculated based on the average closing stock price for our common stock in the 20 days prior to grant, with 50% of the shares subject to the RSUs vesting on February 20, 2021 and the 50% of the shares subject to the RSUs vesting on August 20, 2021.

(3)	The amounts in this column include life insurance premiums paid by us for the benefit of the named executive officer and 401(k) matching contributions.
(4)	A $400,000 bonus earned in 2018 and paid in 2019 was incorrectly reported as 2019 bonus and compensation last year but has been corrected and removed in this Summary Compensation Table.
(5)	Dr. Assaderaghi joined us in December 2020. This amount represents a prorated portion of his annual base salary for 2020, which base salary was $330,000.
(6)	Mr. Pangrazio joined us in June 2020. This amount represents a prorated portion of his annual base salary for 2020, which base salary was $330,000.
(7)

Mr. Pangrazio was a consultant from March to June 2020 and this amount includes the aggregate grant date fair value of 3,000 RSUs, which was $50,940, granted to Mr. Pangrazio as part of his consulting fees, which RSUs were cancelled in June 2020 in connection with Mr. Pangrazio’s hiring and his initial equity grants in connection with his hiring.

(8)	Mr. Pangrazio was a consultant from March to June 2020 and this amount includes consulting fees of $83,111 paid to Mr. Pangrazio in 2020.

The total compensation included in the Summary Compensation Table above includes the aggregate grant date fair value of RSUs granted to the named executive officers regardless of whether any RSUs vested in 2020.  As a result, because the initial RSU grants to Mr. Pangrazio and Dr. Assaderaghi in connection with their hiring in 2020 had grant date fair values of $3.9 million and $12.8 million, respectively, Mr. Pangrazio and Dr. Assaderaghi were our two most highly compensated executive officers as of December 31, 2020.

In setting executive base salaries, bonuses and long term incentive awards, our compensation committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to us.  We do not target a specific competitive position or a specific mix of compensation among base salary or bonus.

Base Salaries

Base salaries are reviewed by our compensation committee and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, experience, internal pay equity, our compensation budget, overall compensation of the executive officer, and cost of living adjustments, as appropriate.

For the year ended December 31, 2020, the annual base salaries for each of Mr. Vashist, Dr. Assaderaghi and Mr. Pangrazio were $586,500, $330,000 and $330,000, respectively.  In connection with cancelling bonus payments planned for the second half of 2019, executive officer salaries, including for Mr. Vashist, increased for fiscal year 2020.

Annual Bonuses

In August 2020, the compensation committee adopted the Executive Bonus and Retention Plan to attract, motivate and retain our executives and to align the executives’ performance with corporate goals.  For the second half of 2020, the compensation committee based each named executive officer’s bonus under the Executive Bonus and Retention Plan on our achievement of revenue goals (25%) and operating income goals (25%), as well as on individual performance goals for each executive officer (50%), through December 31, 2020. Bonuses in the second half of 2020 were calculated based on actual achievement of the goals as a percentage multiplied by the target bonuses, where actual performance could range from 80% to 120% (payment amount could range from 50% to 150% of target annual bonus), and any bonuses to be paid would be paid in RSUs. For the second half of fiscal year 2020, the target annual bonus for Mr. Vashist was 50% of his base salary and for Mr. Pangrazio was 25% of his base salary. Dr. Assaderaghi did not participate in the Executive Bonus and Retention Plan in 2020 because he did not join us until December 2020.  Based on our and each individual’s achievement of the relevant performance goals under the 2020 Executive Bonus and Retention Plan, our compensation committee determined in January 2021 that the bonuses would be paid at 144% of target for each named executive officer and granted RSUs in payment of the bonuses.  The number of RSUs granted were calculated based on the average closing stock price for our common stock in the 20 days ending on the date of grant, with 50% of the shares subject to the RSUs vesting on February 20, 2021 and 50% of the shares subject to the RSUs vesting on August 20, 2021, subject to continued service on each such vesting date.

For the first half of 2019, when SiTime was still a wholly-owned subsidiary of MegaChips Corporation, Mr. Vashist’s bonus was determined by MegaChips’ management based on pre-determined management objectives and goals for the applicable quarter. Mr. Vashist earned bonus payments of $90,000 in each of the first two quarters of 2019. In anticipation of our initial public offering and the initial equity grants to our executive officers in November 2019, Mr. Vashist did not receive any bonus amounts in the second half of 2019.

Long Term Incentives

Prior to our initial public offering in November 2019, we had not granted any equity incentive awards since our acquisition by MegaChips in 2014.  In November 2019, our Board approved the grant of RSUs to our executive officers, including Mr. Vashist.  In January 2020, the compensation committee granted RSUs to executive officers as recognition for their contributions in fiscal year 2019, including with respect to preparations for and successful execution of our initial public offering, as well as our performance in fiscal year 2019 (Mr. Vashist received an RSU for 8,131 shares of common stock).  In addition, in July 2020, the compensation committee reviewed the dilution to the executive officers’ RSUs granted in November 2019 as a result of the underwriters exercising the over-allotment option in our initial public offering.  In order to maintain the intended percentage of our outstanding equity for each executive officers’ initial November 2019 RSU grant following the exercise of the over-allotment, the compensation committee granted RSUs to executive officers in July 2020 (Mr. Vashist received an RSU for 29,025 shares).  The compensation committee did not make material additional RSU grants to the existing executive officers in 2020. For Dr. Assaderaghi and Mr. Pangrazio, who joined us in 2020, in determining their initial grants at the time of hire, the compensation committee considered the following factors: attracting and incentivizing the executive officer, the individual responsibilities of the executive officer, internal pay equity among the executive officers, market data, and benchmark information from our peer group.

Outstanding Equity Awards at December 31, 2020

The following table presents certain information concerning equity awards held by our named executive officers as of December 31, 2020.

Name	Number of Units of Stock That Have Not Vested(#)		Market Value of Units of Stock That Have Not Vested ($)(5)
Rajesh Vashist	635,360	(1)	71,115,845
	23,220	(2)	2,599,015
Fariborz Assaderaghi	122,104	(3)	13,667,101
	2,000	(4)	223,860
Vincent P. Pangrazio	106,000	(3)	11,864,580

(1)

The restricted stock unit award was granted pursuant to our 2019 Stock Incentive Plan, with 1/20 of the RSUs vesting in equal quarterly installments beginning on February 20, 2020 and on each of February 20, May 20, August 20, and November 20 thereafter, subject to continued service on each such vesting date.

(2)

The restricted stock unit award was granted pursuant to our 2019 Stock Incentive Plan, with 15% of the RSUs vesting on August 20, 2020 and 1/20 of the RSUs vesting in equal quarterly installments on each November 20, February 20, May 20, and August 20 thereafter, subject to continued service on each such vesting date.

(3)

The restricted stock unit award was granted pursuant to our 2019 Stock Incentive Plan, with 1/20 of the RSUs vesting in equal quarterly installments on February 20, May 20, August 20 and November 20, with the first 20% of such RSUs vesting on the quarterly vest date which lands within the calendar quarter that contains the one year anniversary of executive’s start date and 1/20 vesting on each quarterly vesting date thereafter, subject to continued service on each such vesting date.

(4)	The restricted stock unit award was granted pursuant to our 2019 Stock Incentive Plan and vested in full on February 20, 2021.
(5)

This column represents the fair market value of the shares underlying the RSUs as of December 31, 2020, based on the closing price of our common stock, as reported on the Nasdaq Stock Market, of $111.93 per share on December 31, 2020.

Agreements with Our Named Executive Officers and Potential Payments Upon Termination or Change of Control

Below are descriptions of our employment agreements and offer letter agreements with our named executive officers.  The agreements generally provide for at-will employment and set forth the executive officer’s initial base salary and eligibility for employee benefits.  Furthermore, each of our executive officers has executed a form of our standard proprietary information and inventions assignment agreement.

Agreement with Rajesh Vashist

On October 21, 2014, we entered into an employment agreement with Rajesh Vashist, our Chief Executive Officer, which superseded and replaced Mr. Vashist’s previous employment agreement.  Under Mr. Vashist’s agreement, we agreed to pay Mr. Vashist an annual base salary of $425,000 and based on the assessment by our Board of Mr. Vashist’s performance and the attainment of annual company goals established by our Board in its sole discretion, and subject to Mr. Vashist’s employment through the payment date, an annual performance bonus of up to $300,000.  In addition, under the employment agreement, as amended on June 14, 2016, Mr. Vashist agreed to provide advisory services of not more than 10 hours each month to MegaChips through June 30, 2020, regardless of his employment status with us.  Mr. Vashist’s current annual base salary is $586,500.

Agreement with Fariborz Assaderaghi

On November 16, 2020, we entered into an offer letter with Fariborz Assaderaghi, our Executive Vice President, Technology and Engineering, setting forth the initial terms of his employment.  Pursuant to the agreement, Dr. Assaderaghi was entitled to an initial annual base salary of $330,000, and beginning on January 1, 2021, is eligible to participate in the Executive Bonus and Retention Plan with an annual performance target bonus of $165,000.

Agreement with Vincent P. Pangrazio

On June 5, 2020, we entered into an offer letter with Vincent P. Pangrazio, our Executive Vice President, Chief Legal Officer and Corporate Secretary, setting forth the initial terms of his employment.  Pursuant to the agreement, Mr. Pangrazio was entitled to an initial annual base salary of $330,000, and eligible to participate in the executive bonus plan.

Potential Payments upon Termination or Change of Control

We believe that reasonable severance benefits for our named executive officers are important because it may be difficult for them to find comparable employment within a short period of time and because it allows for an orderly transition on termination of employment, which is in SiTime’s best interest.  We also believe that it is important to protect our named executive officers in the event of a change of control transaction involving us, as a result of which such officers might have their employment terminated.  In addition, we believe that the interests of management should be aligned with those of our stockholders as much as possible, and we believe that providing protection upon a change of control is an appropriate counter to any disincentive such officers might otherwise perceive in regard to transactions that may be in the best interest of our stockholders.

Accordingly, on November 6, 2019, our Board and our sole stockholder, as of November 6, 2019, approved forms of change of control and severance agreements, which became effective prior to the closing of our initial public offering, for our Chief Executive Officer and for our other executive officers.  These agreements generally provide for severance benefits upon a qualifying termination of employment and in connection with a change of control, as described below.  Once effective, these agreements superseded all prior change of control and severance agreements between us and the executive officers.

Under Mr. Vashist’s form of change of control and severance agreement, in the event Mr. Vashist undergoes an Involuntary Termination (as defined in that agreement), he will be entitled to receive: (1) a lump sum equal to his annual base salary, plus his target bonus as in effect on the date of his termination, (2) reimbursement of COBRA premiums for up to one year following termination, and (3) acceleration of all his unvested equity awards.  If Mr. Vashist remains employed with us through the close of a change of control, Mr. Vashist will be entitled to receive acceleration of all his unvested equity awards.  If he undergoes an Involuntary Termination in connection with a change of control, he will become entitled to receive: (1) a lump sum equal to two times the sum of his annual base salary and target bonus as in effect on the date of termination, (2) reimbursement of COBRA premiums for up to 18 months following termination, and (3) acceleration of all his unvested equity awards, provided that these change of control severance benefits will be offset by any non-change of control severance benefits already paid.  Further, in the event of Mr. Vashist’s death or disability, all of his unvested equity awards will accelerate. Mr. Vashist’s severance benefits are conditioned on his timely execution of an effective release of claims.

Under the form of change of control and severance agreement applicable to all other executive officers, in the event such an officer undergoes an Involuntary Termination (as defined in that agreement), that officer will be entitled to receive: (1) a lump sum equal to six months of that officer’s annual base salary as in effect on the date of termination; (2) reimbursement of COBRA premiums for up to six months following termination; and (3) acceleration of 12 months of unvested equity awards.  If the executive officer undergoes an Involuntary Termination in connection with a change of control, that officer will become entitled to receive: (1) a lump sum equal to that officer’s annual base salary, plus their target bonus as in effect on the date of termination, (2) reimbursement of COBRA premiums for up to one year following termination, and (3) acceleration of all unvested equity awards, provided these change of control severance benefits will be offset by any non-change of control severance benefits already paid.  All severance benefits are conditioned on the officer’s timely execution of an effective release of claims.

Health, Welfare and Retirement Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, and vision insurance plans and 401(k) plan (as described below), in each case on the same basis as all of our other employees.  We currently do not contribute to a retirement plan on behalf of employees other than our 401(k) plan.

Nonqualified Deferred Compensation

None of our named executive officers participates in or has account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us.  Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Pension Benefits

None of our named executive officers participate in, or otherwise receive any benefit under, any pension or retirement plan sponsored by us during 2020.

401(k) Plan

We sponsor a qualified retirement plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code (the “Code”) and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code.  Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code.  Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions.  Participant contributions are held in trust as required by law.  No minimum benefit is provided under the plan.  An employee’s interest in his or her salary deferral contributions is fully vested when contributed.  We have the ability to make discretionary matching contributions under the plan of 50% of each contribution up to $375 per paycheck, or $9,000 annually, per employee, including our named executive officers.

Other Compensation Practices

Stock ownership guidelines. We have established stock ownership guidelines in our Corporate Governance Guidelines for our executive officers and directors to better align our executive officers’ and directors’ interests with our stockholders’ interests by promoting share ownership. The ownership guidelines are based on a multiple of annual base salary or annual cash compensation. The required ownership levels under our stock ownership guidelines are as follows:

Position	Ownership Requirement
Chief Executive Officer	3x Annual Base Salary
Other Executive Officers	1x Annual Base Salary
Non-Employee Director	5x Annual Cash Compensation

For purposes of determining ownership under these guidelines we include shares of common stock actually owned and vested deferred stock units as well as the net exercise or “spread” value of vested stock options; however, neither unvested RSUs nor unvested stock options are included. Each executive officer and director has until January 1, 2024 or four years from the date of appointment as an executive officer or board member to comply with these stock ownership guidelines.

Compensation Recoupment (“Clawback”) Policy. We maintain a Senior Executive Compensation Recoupment Policy for executive officers. Under this policy, if we are required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K due to material noncompliance with any financial reporting requirement under the federal securities laws (a “Restatement”), and if our compensation committee concludes that any of our executive officers received a cash incentive award under our Executive Bonus and Retention Plan or settlement of any performance-based stock units (“PRSUs”) that would not have been payable or settled if the original interim or annual financial statements had reflected the Restatement, then the compensation committee in its sole discretion may require the reimbursement of:

•	the incremental portion of the bonus the executive officer received in excess of the bonus that would have been paid based on the Restatement; and
•

the incremental shares of our common stock settled for any PRSUs in excess of the shares that would have been settled based on the Restatement, or the value of such incremental shares based on the settlement date fair market value to the extent the executive officer sells any incremental shares.

Prohibition against pledging and hedging. We prohibit our executive officers, directors, consultants and other insiders from pledging our stock and any type of hedging transaction involving our stock without prior written approval.

No perquisites. Our executive officers do not receive any perquisites or personal benefits that are not available to all our employees on the same terms and conditions.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2020. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans that have not been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column)
Equity compensation plans approved by stockholders(1)	2,735,706	—	272,875
Equity compensation plans not approved by stockholders	—	—	—
Total	2,735,706	—	272,875

(1)

Consists solely of our 2019 Stock Incentive Plan (the “2019 Stock Plan”). The 2019 Stock Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2020, equal to the lesser of (i) 3% of the number of shares of common stock outstanding on the last day of the immediately preceding fiscal year, or (ii) if our Board acts prior to the first day of the fiscal year, such lesser amount that our Board determines for purposes of the annual increase of the fiscal year such number as determined by the plan administrator. As of January 1, 2021, the 2019 Stock Plan was increased by 514,508 shares pursuant to such evergreen provision.  We have only granted RSUs from the 2019 Stock Plan, which have no exercise price.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2019 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under “Executive Compensation.”

Agreements with MegaChips

In November 2014, we were acquired by MegaChips, and as a result of the acquisition, became a wholly owned subsidiary of MegaChips.  As of March 31, 2021, MegaChips owned approximately 31.8% of our outstanding common stock.

Loan Agreements

On September 13, 2016, we entered into a loan agreement with MegaChips (the “MegaChips Loan Agreement”), which provided for a credit limit of up to $30.0 million.  Loans under the MegaChips Loan Agreement bear interest at a rate equal to the interest rate at which MegaChips procured the funds from Sumitomo Mitsui Banking Corporation (“SMBC”), plus 0.09%. Interest for each loan is due on the maturity date of each loan.  Each loan drawn from MegaChips had an initial three-month term, which term was renewed on maturity.  MegaChips has discretion whether to accept our request for a loan under the MegaChips Loan Agreement.  Effective August 2020, we terminated our loan agreement with MegaChips. The largest aggregate amount of principal outstanding under the MegaChips Loan Agreement from January 2019 through August 2020 was $3.0 million.  From January 1, 2019 through December 31, 2020, we repaid $3.0 million of principal and $0.1 million of interest under the MegaChips Loan Agreement.

On August 31, 2015, we entered into a bank transaction agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“MUFG”) with an aggregate principal amount of up to $20.0 million, which was subsequently increased to $50.0 million.  In July 2020, we paid down all then outstanding loans with MUFG of $35.0 million.  From January 1, 2019 through December 31, 2020, the largest aggregate amount of principal outstanding under the MUFG Revolving Line of Credit was $50.0 million, and during that time period we repaid a total of $76.0 million in principal and $1.7 million in interest.

On September 22, 2017, we entered into an uncommitted and revolving credit line agreement with SMBC with an aggregate principal amount of up to $20.0 million.  Effective September 2020, we closed our revolving credit line with SMBC. From January 2019 through September 2020, the largest aggregate amount of principal outstanding under the SMBC Revolving Credit Line was $2.0 million, and during that time period we repaid $2.0 million in principal and $0.1 million in interest.

Our revolving lines of credit with MUFG and SMBC were each guaranteed by MegaChips, however effective June 30, 2020, the MegaChips guarantee for the revolving line of credit with MUFG was terminated and effective September 2020, we closed the revolving line of credit with SMBC.

Commercial Agreements

On April 1, 2015, we entered into a distribution agreement with MegaChips, (the “Distribution Agreement”).  Under the Distribution Agreement, MegaChips serves as a sales representative and has the exclusive right to promote, market, and sell our products in Japan for a commission rate of 6%, and is to provide sales facilities and sales personnel in Japan for our products.  In January 2019, the commission rate under this agreement was reduced from 6% to 4%. We have agreed to indemnify MegaChips for any infringement of intellectual property, and MegaChips has agreed to indemnify us in connection with any breach of this agreement, negligence, and representations or statements not specifically authorized by us.  The Distribution Agreement is for a term of one year, with automatic renewals of one-year periods unless terminated by either party with 90 days’ written notice.  In 2019, we sold approximately $5.1 million, in products, and paid MegaChips sales commissions of $0.2 million, under this agreement.  In 2020, we sold approximately $5.7 million, in products, and paid MegaChips sales commissions of $0.2 million, under this agreement. We believe the commission percentages paid to MegaChips are generally comparable to those paid to our other sales representatives and are generally no less favorable to us than those that could be obtained in similar transactions with unaffiliated third parties.

On March 15, 2019, we entered into an integration and purchase agreement with MegaChips (the “Integration and Purchase Agreement”), whereby we agreed to supply MegaChips with certain resonators for use in certain of MegaChips’ products, along with a license to use certain circuits with these resonators.  Under the Integration and Purchase Agreement, we have agreed to indemnify MegaChips for any infringement of intellectual property, and MegaChips has agreed to indemnify us for any infringement of intellectual property based on MegaChips’ manufacturing process, product design, specification and/or instruction, or use of our resonators or circuits in combination with other products.  Pricing under this agreement varies depending on the specification and minimum order quantity as set forth in any given purchase order.  In addition, pricing may be adjusted depending on whether certain volume thresholds are exceeded.  Minimum annual purchase requirements under this agreement may be triggered starting in 2021 in the event we determine we are likely to win a business transaction based on a third-party supplier’s product.  From March 15, 2019 (the date of execution of the agreement) through December 31, 2020, we recognized revenue of approximately $0.1 million in license fees from MegaChips under this agreement.  We believe that the general commercial terms of this agreement, including with respect to pricing and purchase commitments, are generally consistent with comparable terms under our purchase orders or similar arrangements with other customers, and are generally no less favorable to us than those that could be obtained in similar types of transactions with unrelated third parties.  The term of the Integration and Purchase Agreement continues until March 15, 2025, and automatically renews unless terminated by either party with 90 days’ written notice.

On January 1, 2020, we entered into a services and secondment agreement with MegaChips LSI USA Corporation (“MCA”), a wholly-owned subsidiary of MegaChips, pursuant to which MCA will second certain employees of MCA to perform foundry relations and software development services for SiTime for aggregate fees of $350,000 per year (the “Secondment Agreement”). The Secondment Agreement is for a one-year term commencing on January 1, 2020 and will automatically renew for subsequent one-year periods unless earlier terminated by mutual written consent of the parties or by either party in the event of a material breach or default by the other party, subject to a 30-day cure period. As of December 31, 2020, we had paid MCA an aggregate of $380,000 under the Secondment Agreement. The Secondment Agreement was ratified and approved by our audit committee pursuant to our Related Person Transactions Policy. We believe the fees to be paid under this agreement are generally comparable to those paid to personnel performing similar services and are generally no less favorable to us than those that could be obtained in similar transactions with unaffiliated third parties.

On February 20, 2020, we entered into an asset purchase agreement with MegaChips Taiwan Corporation, a wholly-owned subsidiary of MegaChips, pursuant to which we purchased equipment for $55,000.  The asset purchase agreement was ratified and approved by our audit committee pursuant to our Related Person Transactions Policy. We believe the purchase price to be no less favorable to us than could be obtained in a similar transaction with an unaffiliated third party.

On August 4, 2020, we entered into an asset purchase agreement with MegaChips pursuant to which we purchased equipment for approximately $140,000. The asset purchase agreement was approved by our audit committee pursuant to our Related Person Transactions Policy. We believe the purchase price to be no less favorable to us than could be obtained in a similar transaction with an unaffiliated third party.

On January 1, 2021, we entered into a lease agreement with MegaChips pursuant to which we lease a floor of office space in Japan for one year for approximately $3,500 per month ($42,000 for the year). We believe the rental fees to be no less favorable to us than could be obtained in a similar transaction with an unaffiliated third party.

Public Offerings

On June 16, 2020, we completed an underwritten public offering in which we issued and sold 1,525,000 shares of our common stock and MegaChips sold 2,500,000 shares of our common stock held by them, for total aggregate proceeds of $128.8 million before underwriting discounts and commissions.  We, the representatives of the underwriters, and MegaChips entered into an underwriting agreement pursuant to which MegaChips sold their shares for approximately $80.0 million before underwriting discounts and commissions. In connection with the offering, MegaChips paid us approximately $0.6 million as reimbursement of their pro rata amount of the offering expenses based upon the portion of shares sold by MegaChips in the offering.

On February 22, 2021, we completed an underwritten public offering in which we issued and sold 1,500,000 shares of our common stock and MegaChips sold 1,500,000 shares of our common stock held by them, for total aggregate proceeds of $381.0 million before underwriting discounts and commissions.  We, the representatives of the underwriters, and MegaChips entered into an underwriting agreement pursuant to which MegaChips sold their shares for approximately $190.5 million before underwriting discounts and commissions. In connection with the offering, MegaChips paid us approximately $0.4 million as reimbursement of their pro rata amount of the offering expenses based upon the portion of shares sold by MegaChips in the offering.

Policies and Procedures for Transactions with Related Persons

We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, and oversight of “related person transactions.”  For purposes of our policy only, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant, or director are not considered related person transactions under this policy.  A related person is any executive officer, director, nominee to become a director, or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, and including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of the proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our Board) for review.  To identify related person transactions in advance, we rely on information supplied by our executive officers, directors, and certain significant stockholders.  In considering related person transactions, our audit committee considers the relevant available facts and circumstances, which may include, but not limited to:

•	the risks, costs, and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties.

Our audit committee will approve only those transactions that it determines are fair to us and in our best interests.

INDEMNIFICATION AGREEMENTS

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Certificate of Incorporation and Bylaws.  These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.  We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties.  They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders.  A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by SiTime under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The audit committee is a committee of the Board composed solely of independent directors as required by the listing standards of Nasdaq and rules and regulations of the SEC.  The audit committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving SiTime’s accounting, auditing, financial reporting, and internal control.  The audit committee charter is available on SiTime’s website at www.SiTime.com.  The composition and responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements.  The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

SiTime’s management is responsible for establishing and maintaining internal controls, establishing processes and procedures to facilitate compliance with accounting standards and applicable laws and regulations, and preparing SiTime’s financial statements.  SiTime’s independent registered public accountants are responsible for performing an independent audit of SiTime’s financial statements and to issue a report thereon. The audit committee is responsible for overseeing the conduct of these activities by SiTime’s management and the independent registered public accountants.

The audit committee has discussed with the independent registered public accountants matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.  In addition, the independent registered public accountants provided to the audit committee the written disclosures and letter from the independent registered public accountants as required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the audit committee concerning independence and has discussed such accountants’ independence from SiTime and its management.

The audit committee has discussed with SiTime’s management and its independent registered public accountants, with and without management present, the audited financial statements and their evaluations of SiTime’s internal accounting controls and the overall quality of SiTime’s financial reporting.

In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the audit committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in SiTime’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

Raman K. Chitkara
Torsten G. Kreindl
Edward H. Frank

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTANTS

Our audit committee of the Board, which is composed entirely of non-employee independent directors, has selected BDO USA, LLP as independent registered certified public accountants to audit our books, records, and accounts and our subsidiaries for the fiscal year ending December 31, 2021.  Ratification of the appointment of BDO USA, LLP by stockholders is not required by law.  However, as a matter of good corporate practice, such appointment is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the appointment, our Board and the audit committee will reconsider whether or not to retain BDO USA, LLP, but may retain BDO USA, LLP.  Even if the appointment is ratified, the audit committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of SiTime Corporation and its stockholders.  BDO USA, LLP previously audited our consolidated financial statements during the fiscal years ended December 31, 2020, 2019 and 2018.  Representatives of BDO USA, LLP are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Change in Registrant’s Certifying Accountant

On March 1, 2019, we dismissed PricewaterhouseCoopers LLP (“PwC”), as our independent registered public accounting firm. The decision to change independent auditors was approved by our Board.

The report of PwC on the financial statements for the year ended December 31, 2017 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that PwC’s report on the December 31, 2017 financial statements included an explanatory paragraph indicating that there was substantial doubt about the company’s ability to continue as a going concern.

During the year ended December 31, 2017 and the subsequent interim period through March 1, 2019, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the financial statements for such years.

During the year ended December 31, 2017 and the subsequent interim period through March 1, 2019, there have been no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We provided PwC with a copy of this disclosure and requested PwC furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. Upon receipt of the requested letter from PwC, a copy was included as an exhibit to our registration statement on Form S-1 filed in connection with our initial public offering.

On March 13, 2019, we engaged BDO USA, LLP as our independent registered public accounting firm.

BDO USA, LLP has reported on the financial statements for the four years ended December 31, 2017, 2018, 2019 and 2020. Prior to our engagement on March 13, 2019, we had not consulted with BDO USA, LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures or regarding a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Principal Accounting Fees and Services

Aggregate fees for professional services rendered for us by BDO USA, LLP for the years ended December 31, 2020 and 2019, were as follows, all of which were approved by the Board for fiscal year 2019 (our audit committee was not established at that time) and approved by the audit committee for fiscal year 2020:

Services Provided	2020	2019
Audit fees (1)	$575,500	$949,150
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$575,500	$949,150

(1)

Represents the aggregate fees billed for the audit of SiTime’s consolidated financial statements, review of the condensed consolidated financial statements included in SiTime’s quarterly reports and services in connection with the statutory and regulatory filings or engagements for those years.  Fees for our fiscal year ended December 31, 2019 also included $525,000 for professional services rendered in connection with our Registration Statement on Form S-1 related to the initial public offering of our common stock completed in November 2019.  Fees for our fiscal year ended December 31, 2020 also included $97,000 for professional services rendered in connection with our Registration Statement on Form S-1 related to the public offering of our common stock completed in June 2020.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services.  Under these procedures, the audit committee pre-approves both the type of services to be provided by BDO USA, LLP and the estimated fees related to these services.

During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the registered public accountant.  The services and fees must be deemed compatible with the maintenance of such accountants’ independence, including compliance with SEC rules and regulations.

Prior to the formation of our audit committee in November 2019, our Board pre-approved all services provided by BDO USA, LLP.

Throughout the year, our audit committee reviews for any revisions to the estimates of audit and non-audit fees initially approved.

Required Vote

Ratification of the appointment of BDO USA, LLP requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.  Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment.

Our Board Recommends a Vote FOR the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

If a stockholder wishes to present a proposal to be included in our proxy statement for the 2022 annual meeting of stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC.  One of the requirements is that the proposal be received by the Secretary no later than December 21, 2021; however, if the 2022 annual meeting is called for a date that is before May 3, 2022 or after July 2, 2022, notice by the stockholder must be received by SiTime’s Secretary a reasonable time before we begin to print and send our proxy materials.  Proposals we receive not in compliance with this requirement will not be included in the proxy statement.  We urge stockholders to submit proposals by certified mail—return receipt requested.

A stockholder proposal not included in our proxy statement for the 2022 annual meeting of stockholders will be ineligible for presentation at the 2022 annual meeting of stockholders unless the stockholder gives timely notice of the proposal in writing to the Secretary at the principal executive offices of SiTime Corporation in accordance with our bylaws.  Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not more than 120 days nor less than 90 days prior to the first anniversary date of the this proxy statement; provided, however, that if the date of the 2022 annual meeting of stockholders is before May 3, 2022 or after July 2, 2022, we must receive the stockholder’s notice not later than the close of business on the later of the 90th day prior to the 2022 annual meeting and the 10th day after the day on which we first make public announcement of the date of the 2022 annual meeting.

The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC.  The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.  You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.”  Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies.  This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources.  Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report or proxy statement mailed to you, please submit a request to our Secretary at 5451 Patrick Henry Drive, Santa Clara, California 95054, or call our Investor Relations department at (408) 328-4400 and we will promptly send you what you have requested.  You can also contact our Investor Relations department at the telephone number above if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER MATTERS

Our Board does not know of any other business that will be presented at the Annual Meeting.  If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

While the Annual Meeting will be held in virtual meeting format only this year in light of COVID-19, and while we believe that the virtual meeting format will expand stockholder access and participation and improve communications, we have not decided if we will use a virtual meeting only format for future meetings. We appreciate your continued support, and we hope that you and yours will stay safe and healthy.

Whether or not you intend to attend the Annual Meeting, we urge you to submit your signed proxy promptly.

	By:	/s/ Rajesh Vashist
Rajesh Vashist
Chairman, President and Chief Executive Officer
April 20, 2021

A copy of SiTime’s Annual Report on Form 10-K for the year ended December 31, 2020 is available without charge upon written request to: SiTime Corporation at 5451 Patrick Henry Drive, Santa Clara, California 95054, Attention: Investor Relations.  We will provide copies of exhibits to the Annual Report on Form 10-K, if requested, but will charge a reasonable fee per page to any requesting stockholder.  The request must include a representation by the stockholder that as of April 8, 2021, the stockholder was entitled to vote at the Annual Meeting.

01 - Edward H. Frank 02 - Christine A. Heckart For Withhold For Withhold 3 1 B V 03 - Tom D. Yiu For Withhold Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03EV2D + + Proposals — The Board of Directors recommend a vote FOR A all the nominees listed and FOR Proposal 2. 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2021 Annual Meeting Proxy Card 2. To ratify the appointment of BDO USA, LLP as SiTime’s independent registered public accounting firm for the fiscal year ending December 31, 2021 You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/SITM or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SITM Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59pm PDT on June 1, 2021 Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SITM Notice of 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 2, 2021 Rajesh Vashist and Arthur D. Chadwick, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of SiTime Corporation to be held on June 2, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in the manner directed herein by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) SiTime Corporation qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.investorvote.com/SITM The 2021 Annual Meeting of Stockholders of SiTime Corporation will be held on June 2, 2021 at 10:00am PT, virtually via the internet at www.meetingcenter.io/234434892. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — SITM2021.